EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer of Health Care REIT, Inc. (the “Company”), a Delaware corporation, hereby constitutes and appoints George L. Chapman and Scott A. Estes, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2013 to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, and any and all amendments to such Form 10-K, and to file such Form 10-K and each such amendment so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 14th day of February 2014.

/s/ William C. Ballard, Jr.	/s/ Jeffrey R. Otten
William C. Ballard, Jr., Director	Jeffrey R. Otten, Director

/s/ Thomas J. DeRosa	/s/ Judith C. Pelham
Thomas J. DeRosa, Director	Judith C. Pelham, Director

/s/ Jeffrey H. Donahue	/s/ R. Scott Trumbull
Jeffrey H. Donahue, Director	R. Scott Trumbull, Director

/s/ Peter J. Grua	/s/ George L. Chapman
Peter J. Grua, Director	George L. Chapman, Chairman, Chief Executive
Officer, President and Director
(Principal Executive Officer)

/s/ Fred S. Klipsch	/s/ Scott A. Estes
Fred S. Klipsch, Director	Scott A. Estes, Executive Vice President and Chief
Financial Officer (Principal Financial Officer)

/s/ Timothy J. Naughton	/s/ Paul D. Nungester, Jr.
Timothy J. Naughton, Director	Paul D. Nungester, Jr., Senior Vice President and Corporate Controller (Principal Accounting Officer)
/s/ Sharon M. Oster
Sharon M. Oster, Director